                                                                                       EXHIBIT 10.35

                                            EXECUTIVE SEVERANCE AGREEMENT
                                            -----------------------------

         THIS AGREEMENT between Navistar International Corporation, a Delaware corporation (the "Company"), its principal operating subsidiary, Navistar International Transportation Corp., a Delaware corporation ("NITC"), and J.
R. Horne (the "Executive"), dated this 16th day of June 1997.

                                                      WITNESSETH
                                                      ----------

         WHEREAS, the Company wishes to assure itself of stability and continuity of senior management and recognizes that organizational changes, including a change in control of the Company or NITC, may occur, and that the possibility of such changes negatively affects or may negatively affect the retention of senior management personnel of the Company and NITC and the decision-making and performance of such personnel with respect to such organizational changes, and the effectiveness of retention and incentivizing features of other elements of the
Company's executive compensation program; and

         WHEREAS, the Executive desires to achieve a degree of certainty as to rights to compensation upon certain terminations of employment during the Agreement Period as defined in paragraph 2 below.

         NOW, THEREFORE, this Agreement is made to assure the fulfillment of the Company's and NITC's objectives in a manner which serves the best interests of the Company and NITC and their stockholders by providing the Executive and certain severance benefits in the event of a Termination as defined in paragraph 4 below during the Agreement
Period.  Accordingly, the Company, NITC and the Executive agree as follows:

         1.       Implementation of Agreement.
                  ----------------------------

         (a)      This Agreement shall become effective on the date first set forth above.

         (b)      This Agreement shall be sole and exclusive agreement between the parties hereto with regard to severance payments and severance benefits provided by the Company or NITC to the Executive.  Specifically, the
Executive Severance Agreement between the Company and NITC and the Executive, dated 02/14/95, is hereby terminated by mutual agreement of the parties.  All stock options and restricted stock of the Company granted or awarded to the
Executive shall be governed by the respective plans and agreements pursuant to which they were granted or awarded.
Except as provided in paragraph 5, any pension or other retirement benefits due to the Executive upon termination or retirement of the Executive from the Company or NITC shall be governed by the appropriate pension or benefit plan.

         (c)      This Agreement is not an employment contract nor does it alter the Executive's status as an at will employee of the Company or NITC.  The Executive may terminate his or her employment with the Company or NITC at any time, and the Company and NITC retain the right to terminate the Executive's employment without notice, at any time, for any reason.  This Agreement only provides the Executive with the severance payments and benefits as defined in paragraph 5 below in the event of a Termination as defined in paragraphs 4(a) or 4(b) below.

                                                         E-29

                                                                                    EXHIBIT 10.35 (CONTINUED)

         2.       Agreement Period.
                  -----------------

         For purposes of this Agreement, "Agreement Period" means the period beginning on the date first set forth above and ending on the earlier of (i) June 30, 2000, or (ii) the date on which the Executive dies or becomes totally and permanently disabled or on which the Executive voluntarily elects to take retirement in accordance with the Company's or NITC's retirement policy, provided that such election takes place prior to a Change in Control (as defined in paragraph 3 hereof).  The Agreement Period automatically shall be extended annually for successive one year periods ending on each subsequent June 30, without any further action on the part of any party hereto, unless the Company or NITC has, at least one hundred eighty (180) days prior to the effective date of such extension, notified the Executive that the Agreement shall not be so extended.  If a Change in Control occurs during the
Agreement Period, notwithstanding any other provision of this Section 2, the Agreement Period shall not expire earlier than three years after such Change in Control.

         3.       Change in Control
                  -----------------

         For purposes of this Agreement, a "Change in Control" shall be deemed to have occurred if (i) any "person"
or "group" (as such terms are used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934), other than employee or retiree benefit plans or trusts sponsored or established by the Company or NITC, is or becomes the
"beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities, (ii) the following individuals cease for any reason to constitute more than three-fourths of the number of directors then serving on the Board of Directors of the Company: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved by the vote of at least two-thirds (2/3) of the directors then still in office or whose appointment, election or nomination was previously so approved or recommended; (iii) any dissolution or liquidation of the Company or NITC or sale or disposition of all or substantially all (more than 50%) of the assets of the
Company or of NITC occurs: or (iv) as the result of, or in connection with, any cash tender offer, exchange offer, merger or other business combination, sale of assets, proxy or consent solicitation, contested election or substantial stock accumulation (a "Control Transaction"), the members of the Board of Directors of the Company immediately prior to the first public announcement relating to such Control Transaction shall immediately thereafter, or within two years, cease to constitute a majority of the Board of Directors of the Company.
Notwithstanding the foregoing, the sale or disposition of any or all of the assets or stock of Navistar Financial
Corporation shall not be deemed a Change in Control.

         4.       Termination.
                  ------------

         (a)      For purposes of this Agreement, a Termination under this paragraph 4(a) shall have occurred if, during the Agreement Period and either prior to a Change in Control or more than 36 months after the then-most recent Change in Control, (i) the Executive's employment is terminated by the Company or by NITC for any reason other than for Cause (as defined below, or (ii) an event occurs which constitutes Good Reason (as defined below), and the Executive voluntarily terminates his or her

                                                         E-30

                                                                                    EXHIBIT 10.35 (CONTINUED)

employment with the Company or NITC within ten (10) days after being notified of such an event.  For purposes of this Agreement, "Good Reason" means the occurrence, during the Agreement Period and either prior to a Change in
Control or more than 36 months after the then-most recent Change in Control, of either of the following events, unless the Executive has given his or her written consent that such event shall not be deemed Good Reason hereunder:  the Company or subsidiary (A) reduces the Executive's base salary by 10% or more in one reduction or a series of reductions over a period of time and such reduction is not part of a general reduction for his or her peers as a group and is not a deferral, or (B) takes action which makes the Executive ineligible to participate on the same basis in incentive plans or bonuses in which his or her peers as a group participate.  In the event of
Termination under this paragraph 4(a), the Executive shall be paid the termination payments and benefits set forth in paragraph 5(a) below.  For purposes of this Agreement, the term "Cause" means that the reason for the Executive's termination was for (i) willful misconduct involving an offense of a serious nature, (ii) conviction of a felony as defined by the United States of America or by the state in which the Executive resides, or (iii) continued
intentional failure to substantially perform required duties with the Company or its subsidiaries (other than a failure due to physical or mental illness) or, prior to a Change in Control, to substantially comply with requirements as to the ownership of Common Stock of the Company under the Company's Stock Ownership Program as in effect on June 16, 1997, in each case continuing for 15 days after the Executive is given written notice of such failure.  If the Executive's termination is for Cause, no termination payments or benefits shall be due or owing by the Company or NITC under paragraph 5(a) below.

         (b)      For purposes of this Agreement, a Termination under this paragraph 4(b) shall have occurred if, during the Agreement Period and during the 36 months after a Change in Control, (i) the Executive's employment is terminated by the Company or by NITC, or (ii) an event occurs which constitutes a Constructive Termination (as defined below), and the Executive voluntarily terminates his or her employment with the Company or NITC within ten
(10) days of being notified of such an event.  For purposes of this Agreement, "Constructive Termination" means the occurrence, during  the period of 36 months after a Change in Control, of any of the following events, unless the
Executive has given his or her written consent that such event shall not be deemed a Constructive Termination hereunder:  (i) a material change, adverse to the Executive, in the Executive's positions, titles, offices, status, nature of responsibilities, organizational level or authority within the Company in effect prior to a Change in
Control, except in connection with the termination of the Executive's employment for Cause, disability, or retirement, or as a result of the Executive's death; (ii) the Company or subsidiary reduces the Executive's annual base salary or annual total compensation opportunities (including threshold, target, and maximum levels in the case of performance-based compensation) as compared to the highest rates in effect for the Executive in the six months prior to the Change in Control; (iii) the Executive becomes ineligible to participate on  substantially the same basis in incentive plans, bonuses, benefit plans or fringe benefits in which the Executive participated immediately prior to the Change in Control or in which his or her peers as a group then participate; (iv) the Company and NITC fail to obtain agreements from any successor to assume and agree to perform this agreement as contemplated in paragraph 14 below; or (v) the Company or a subsidiary requires the  Executive to be based anywhere more than 45 miles from the location of the Executive's office or the location of the Company's executive offices immediately prior to the Change in Control, except that the Company may require the Executive to be based more than 45 miles from such location if the relocation is to a principal executive office of the Company or principal office of a major division or subsidiary of the Company, provided that the Executive is fully reimbursed, on an after-tax basis, for all reasonable expenses incurred and losses experienced in respect of such relocation in accordance with the relocation policy of the Company or its

                                                         E-31

                                                                                    EXHIBIT 10.35 (CONTINUED)

subsidiaries in effect immediately prior to the date of the Change in Control, and except for required travel on the
Company's business to an extent substantially consistent with the business travel obligations which the Executive undertook on behalf of the Company prior to the Change in Control.  In the event of a Termination under this paragraph 4(b), the Executive shall be paid the termination payments and benefits set forth in paragraph 5(b) below.

         (c)      For purposes of this Agreement, a termination of employment shall be deemed to have occurred only if the Executive is not, after such event, employed by the Company, NITC, or any subsidiary of the Company and/or
NITC.  A termination of employment by any subsidiary of the Company or NITC shall be deemed to be a termination by the Company and NITC for purposes of this Agreement, if the condition of the first sentence of this paragraph 4(c)
is met.

         (d)      For purposes of this Agreement, a Termination shall have occurred if the Executive voluntarily terminates his employment with the Company and NITC and does not engage in a business, whether as owner, partner, officer, employee or otherwise, which is in competition with the Company, NITC or one of its affiliates for five years following the voluntary termination of employment.  In the event of a Termination under this paragraph 4c, the
Executive shall be paid the termination payments and benefits set forth in paragraph 5d below.

         5.       Termination Payments.
                  ---------------------

         (a)      In the event of a Termination as defined in paragraph 4(a) above, the Executive will be entitled to the following payments and benefits:

                  (i)      The Company and NITC shall be jointly obligated to pay to the Executive, within ten (10)
business days of the Executive's termination of employment, a lump sum amount in cash equal to (A) a Pro Rata (as defined below) portion of  the Executive's Target Annual Incentive (as defined below) plus (B) 200% of the sum of the Executive's annual base salary in effect at the time of Termination and Target Annual Incentive.  For purposes of this Agreement, "Target Annual Incentive" means the annual incentive amount that would have been payable to the
Executive for the fiscal year of Termination under such plan(s), program(s), or policy(ies) which result or would result in the earning of compensation reportable as "Bonus" in the Company's Summary Compensation Table under Item
402(b)(2) of Regulation S-K or any successor thereto for that year assuming the "targeted" level of performance required for payment of such annual incentive was achieved for the fiscal year of Termination and assuming
Executive's employment had not terminated.  For purposes of this Agreement, "Pro Rata" means a portion of a specified amount determined by multiplying such amount by a fraction the numerator of which is the number of days from the beginning of the fiscal year of Termination through the date of Termination and the denominator of which is the total number of days in the fiscal year of Termination.

                  (ii)     In addition, the Company and NITC shall be jointly obligated to provide the following benefits to the Executive: (A) health insurance and life insurance for a period of 12 months immediately following the date of Termination, with the same coverage, in the same amounts and at the same costs to the Executive as in effect immediately prior to the date of the Termination; (B) Company or NITC paid outplacement services normally provided to his or her peers; (C) Company or NITC paid

                                                         E-32

                                                                                    EXHIBIT 10.35 (CONTINUED)

tax counseling and tax forms preparation normally provided to his or her peers for all years up to and including the year of Termination; (D) payment for any unused vacation; and (E) such pension and post-retirement health and life insurance benefits (including grow-in) as are provided for the Executive at his or her level, age and years of service under Company or NITC sponsored retirement plans on the date of the Termination.

         (b)      In the event of a Termination as defined in paragraph 4(b) above, the Executive will be entitled to the following payments and benefits:

                  (i)      The Company and NITC shall be jointly obligated to pay to the Executive, within (10)
business days after said Termination, a lump sum amount in cash equal to the sum of the amounts specified in (A) and
(B) as follows:

                              (A)   A Pro Rata portion of the Executive's Target Annual Incentive: and

                              (B)   300% of the sum of the Executive's annual base salary in effect at the time of
                                    Termination and Target Annual Incentive.

                  (ii)     The Company and NITC shall be jointly obligated to pay to the Executive the amounts, if any, specified in paragraph 6, at the times specified and otherwise in accordance with paragraph 6.

                  (iii)    In addition, the Company and NITC shall be jointly obligated to provide the following benefits to the Executive: (A) health insurance and life insurance for a period of  36 months immediately following the date of termination, with the same coverage, in the same amounts and at the same costs to the Executive as in effect immediately prior to the date of the Change in Control; (B) Company or NITC paid outplacement services normally provided to his or her peers at the time of the Change in Control: (C) Company or NITC paid tax counseling and tax forms preparation normally provided to his or her peers at the time of the Change in Control for all years up to and including the year of Termination; (D) payment for any unused vacation; and (E) such post-retirement health and life insurance benefits (including grow-in) as were provided for the Executive at his or her level, age and years of service under Company or NITC sponsored retirement plans at the time of the Change in Control.

                  (iv)     In addition, the Company and NITC shall be jointly obligated to pay the Executive, within
30 days after Termination, a lump sum amount in cash equal to the present value of the Participant's accrued benefits under the Company's Managerial Retirement Objective Plan, the Supplemental Executive Retirement Plan, or
successor plans thereto or any other supplemental, non-qualified pension plan including grow-in (together, the
"Supplemental Plans") in which the Executive was participating at the time of the Change in Control, determined after giving the Executive three additional years of age and pension service credit thereunder.  Such present value shall be determined using actuarial assumptions and discount rates consistent with the Company's practices in effect immediately prior to the Change in Control.

                  (v)      The Company and NITC shall be jointly obligated to pay to the Executive, within ten (10)
business days after said Termination, a lump sum amount in cash equal to the excess (if any) of the amount specified below in (A) over the amount specified below in (B):

                                                         E-33

                                                                                    EXHIBIT 10.35 (CONTINUED)

                             (A)       295% of the Executive's average annual compensation from the Company and/or
                                       NITC during the five years ended December 31, 1996 as set forth in the
                                       Executive's W-2 statements issued by the Company or NITC.  If the Executive has not been employed for five years by the Company and/or NITC, his or her average annual compensation will be calculated based on the average of the
                                       Executive's annual compensation from the Company or   NITC as set forth in
                                       the Executive's W-2 statements for the previously ended calendar years during which the Executive was employed by the Company or NITC.  If any  of the W-2 statements to be used in the calculation is for employment with the
                                       Company or NITC for part of a year, the amount shall be annualized for the purpose of the  foregoing calculation.

                             (B)       The amount paid or payable under paragraph 5(b)(i).

         (c)      Except as set forth in paragraph 5(d) hereof, no portion of any payment made under this paragraph 5 shall be included in any calculation for any pension due the Executive from the Company or NITC.

         (d)      In the event of a Termination as defined in paragraph 4d above, the Company or NITC shall provide the Executive 52 weeks of base salary either in a lump sum amount or monthly as selected by the Executive and retirement grow-in benefits as set forth in  J. V. Thompson's letter of August 25, 1986, addressed to: Managerial
Employees in Marketing or Administrative Classifications Who Are Under Age 55 With 10 or More Years of Credited
Pension Service on October 31, 1986, and Whose Age Plus Continuous Company Service Equals 55 or More and in Linda J.
Beezhold's letter to the Executive dated September 5, 1986.

         6.       Tax Gross-Up Payment
                  --------------------

         In the event that there shall occur a Change in Control of the Company, if the Executive becomes entitled to one or more payments (with a "payment" including, without limitation, the vesting of an option or other non-cash benefit or property), whether pursuant to the terms of this Agreement or any other plan, arrangement, or agreement with the Company or any affiliated company (the "Total Payments"), which are or become subject to the tax imposed by
Section 4999 of the Internal Revenue Code (the "Code") (or any similar tax that may hereafter be imposed) (the
"Excise Tax"), an additional amount shall be payable to the Executive at the time specified below pursuant to Section
5(b)(ii) about the (the Gross-up Payment") (which shall include, without limitation, reimbursement for any penalties and interest that may accrue in respect of such Excise Tax) such that the net amount retained by the Executive, after reduction for any Excise Tax (including any penalties or interest thereon) on the Total Payments and any federal, state and local income or employment tax and Excise Tax on the Gross-up Payment provided for by this paragraph 6, but before reduction for any federal, state, or local income or employment tax on the Total Payments, shall be equal to the sum of (A) the Total Payments, and (B) an amount equal to the product of any deductions disallowed for federal, state, or local income tax purposes because of the inclusion of the Gross-up Payment in the
Executive's adjusted gross income multiplied by the highest applicable marginal rate of federal, state, or local income taxation, respectively, for the calendar year in which the Gross-up Payment is to be made.

                                                         E-34

                                                                                    EXHIBIT 10.35 (CONTINUED)

         For purposes of determining whether any of the Total Payments will be subject to the Excise Tax and the amount of such Excise Tax:

            (A)    The Total Payments shall be treated as "parachute payments" within the meaning of Section
                   280G(b)(2) of the Code, and all "excess parachute payments" within the meaning of Section
                   280G(b)(1) of the Code shall be treated as subject to the Excise Tax, unless and except to the extent that, in the written opinion of independent compensation consultants or auditors of nationally recognized standing ("Independent Advisors") selected by the Company and reasonably acceptable to the Executive, the Total Payments (in whole or in part) do not constitute parachute payments, or such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered within the meaning of Section 280G(b)(4) of the Code in excess of the base amount within the meaning of Section 280G(b)(3) of the Code or are otherwise not subject to the Excise Tax

            (B)    The amount of the Total Payments which shall be treated as subject to the Excise Tax shall be equal to the lesser of (A) the total amount of the Total Payments or (B) the total amount of excess parachute payments within the meaning of section 280G(b)(1) of the Code (after applying clause (A) above); and

            (C)    The value of any non-cash benefits or any deferred payment or benefit shall be determined by the
                   Independent Advisors in accordance with the principles of Section 280G(d)(3) and (4) of the Code.

         For the purposes of determining the amount of the Gross-up Payment, the Executive shall be deemed (A) to pay federal income taxes at the highest marginal rate of federal income taxation for the calendar year in which the
Gross-up Payment is to be made; (B) to pay any applicable state and local income taxes at the highest marginal rate of taxation for the calendar year in which the Gross-up payment is to be made, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes if paid in such year
(determined without regard to limitations on deductions based upon the amount of the Executive's adjusted gross income); and (C) to have otherwise allowable deductions for federal, state, and local income tax purposes at least equal to those disallowed because of the inclusion of the Gross-up Payment in the Executive's adjusted gross income.  In the event that the Excise Tax is subsequently determined to be less than the amount taken into account hereunder at the time the Gross-up Payment is made, the Executive shall repay to the Company at the time that the amount of such reduction in Excise Tax is finally determined (but, if previously paid to the taxing authorities, not prior to the time the amount of such reduction is refunded to the Executive or otherwise realized as a benefit by the Executive) the portion of the Gross-up Payment that would not have been paid if such Excise Tax had been applied in initially calculating the Gross-up Payment, plus interest on the amount of such repayment at the rate provided in
Section 1274(b)(2)(B) of the Code.  In the event that the Excise Tax is determined to exceed the amount taken into account hereunder at the time the Gross-up Payment is made (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-up Payment), the Company shall make an additional
Gross-up Payment in respect of such excess (plus any interest and penalties payable with respect to such excess) at the time that the amount of such excess is finally determined.

                                                         E-35

                                                                                    EXHIBIT 10.35 (CONTINUED)

         The Gross-up Payment provided for above shall be paid on the 30th day (or such earlier date at the Excise
Tax becomes due and payable to the taxing authorities) after it has been determined that the Total Payments (or any portion thereof) are subject to the Excise Tax; provided, however, that if the amount of such Gross-up Payment or portion thereof cannot be finally determined on or before such day, the Company shall pay to the Executive on such day an estimate, as determined by the Independent Advisors, of the minimum amount of such payments and shall pay the remainder of such payments (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code), as soon as the amount thereof can be determined.

         In the event that the amount of the estimated payments exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Company to the Executive, payable on the fifth day after demand by the Company (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code).  If more than one
Gross-up Payment is made, the amount of each Gross-up Payment shall be computed so as not to duplicate any prior
Gross-up Payment.  The Company shall have the right to control all proceedings with the Internal Revenue Service that may arise in connection with the determination and assessment of any Excise Tax and, at its sole option, the
Company may pursue or forego any and all administrative appeals, proceedings, hearings, and conferences with any taxing authority in respect of such Excise Tax (including any interest or penalties thereon); providing, however, that the Company's control over any such proceedings shall be limited to issues with respect to which a
Gross-up-Payment would be payable hereunder, and the Executive shall be entitled to settle or contest any other issue raised by the Internal Revenue Service or any other taxing authority.  The Executive shall cooperate with the
Company in any proceedings relating to the determination and assessment of any Excise Tax and shall not take any position or action that would materially increase the amount of any Gross-up Payment.

         7.       Confidentiality.
                  ----------------

         The Executive agrees that at all times during and after the Agreement Period as defined in paragraph 2 above, he or she will not divulge or appropriate for personal use or the use of others any secret or confidential proprietary information pertaining to the business of the Company or NITC obtained during the Executive's employment by the Company or NITC.

         8.       Offsetting Payments.
                  --------------------

         In the event of a Termination as defined in paragraph 4 above for which termination payments have been paid, the Company or NITC shall not be entitled to recover or offset any termination payment paid or owed other than for a breach of the obligations set forth in paragraph 7 above.

         9.       Arbitration of All Disputes.
                  ----------------------------

         Any controversy or claim arising out of or relating to this Agreement or the breach hereof shall be settled by arbitration in the City of Chicago in accordance with the laws of the State of Illinois by three arbitrators, of whom one shall be appointed by the Company and NITC, one by the Executive and one by the first two arbitrators.  If the first two arbitrators cannot agree on the appointment of a third arbitrator, then the third arbitrator shall be appointed by the Chief Judge of the United States Court of Appeals for the Seventh Circuit.  The arbitration shall be conducted in Chicago in accordance with the rules of the American Arbitration Association, except with respect to the place of arbitration and to the

                                                         E-36

                                                                                    EXHIBIT 10.35 (CONTINUED)

selection of arbitrators which shall be as provided in this paragraph 9.  Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction thereof.  Any award will include interest on any amounts due and payable to the Executive from the date due to the date of payment calculated at the greater of twelve percent (12%) simple interest per annum or one hundred and ten percent (110%) of the prime rate in effect at the
Continental Illinois National Bank and Trust Company of Chicago on the first of each month.  In the event that it shall be necessary or desirable for the Executive to retain legal counsel and/or incur other costs and expenses in connection with the enforcement of any or all of the Executive's rights under this Agreement, the Company and NITC shall pay, when submitted by the Executive, the Executive's reasonable attorney's fees and costs and expenses, including expenses of any expert witnesses, in connection with the enforcement of said rights (including the enforcement of any arbitration award in court) unless the arbitrators specifically find that the Executive's request to arbitrate was frivolous.

         10.      Notices
                  -------

         Any notices, requests, demands or other communications provided for by this Agreement shall be sufficient if in writing and if sent by registered or certified mail, return receipt requested, to the Executive at the last address filed in writing with the Company or, in the case of the Company or NITC, to the Company or NITC at its principal executive offices, attention General Counsel.

         11.      Non-Alienation.
                  --------------

         The Executive shall not have any right to pledge, hypothecate, anticipate or in any way create a lien upon any termination payments or other benefits provided under this Agreement; and no termination payments or other benefits payable hereunder shall be assignable in anticipation of payment either by voluntary or involuntary acts, or by operation of law.  This provision does not affect beneficiary designations or testamentary dispositions to the extent applicable.

         12.      Governing Law.
                  --------------

         The provisions of this Agreement shall be construed in accordance with the internal law of the State of
Illinois.

         13.      Amendment.
                  ----------

         This Agreement may be amended or canceled by mutual agreement of the parties in writing without the consent of any other person and, so long as the Executive lives, no person, other than the parities hereto, shall have any rights under or interest in this Agreement or the subject matter hereof

                                                         E-37

                                                                                    EXHIBIT 10.35 (CONTINUED)

14.      Successors; Binding Agreement.
         ------------------------------

         All provisions of this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company and NITC.  The Company and NITC will require its respective successor or assign to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company and NITC would be required to perform it if no such succession or assignment had taken place.

         IN WITNESS WHEREOF, the Executive has hereunto set his or her hand and, pursuant to the authorization from its Board of Directors, the Company and NITC have each caused these presents to be executed in its name on its behalf, and its corporate seal to be hereunto affixed and attested by its Secretary, all as of the day and year first above written.

                                    NAVISTAR INTERNATIONAL CORPORATION

                                    By:                  /s/ Robert A. Boardman
                                            ---------------------------------------------
                                                        Senior Vice President and
                                                             General Counsel

ATTEST:

/s/ Steve K. Covey
--------------------------------
Secretary

(SEAL)

                                   NAVISTAR INTERNATIONAL TRANSPORTATION CORP.

                                    By:                     /s/ Robert A. Boardman
                                            ----------------------------------------------
                                                        Senior Vice President and
                                                             General Counsel

ATTEST:

/s/ Gregory Lennes
--------------------------------
Secretary

(SEAL)

                                                             /s/ J.R. Horne
                                              --------------------------------------------
                                                                Executive

                                                         E-38